Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Investment Advisory Agreement dated June 30, 2014 between Registrant and ALPS Advisors, Inc. with respect to the ALPS/Sterling ETF Tactical Rotation Fund is incorporated herein by reference to Exhibit (d)(38) to Post-Effective Amendment No. 131 to Registrant’s Registration Statement filed on June 30, 2014, accession number: 0001193125-14-255481.

Investment Sub-Advisory Agreement dated June 30, 2014 among Registrant, ALPS Advisors, Inc. and Sterling Global Strategies LLC with respect to the ALPS/Sterling ETF Tactical Rotation Fund is incorporated herein by reference to Exhibit (d)(39) to Post-Effective Amendment No. 131 to Registrant’s Registration Statement filed on June 30, 2014, accession number: 0001193125-14-255481.